UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Nominating and Voting Agreement

As previously disclosed in the Current Report on Form 8-K filed by U.S. Energy Corp. (“we”, “us”, “U.S. Energy” or the “Company”) with the Securities and Exchange Commission (the “Commission”) on January 10, 2022, on January 5, 2022 (the “Closing Date”), the Company closed the acquisitions (the “Closing”) contemplated by those certain three separate Purchase and Sale Agreements (as amended to date, the “Purchase Agreements”), previously entered into by the Company on October 4, 2021, with each of (a) Lubbock Energy Partners LLC (“Lubbock”); (b) Banner Oil & Gas, LLC, Woodford Petroleum, LLC and Llano Energy LLC (collectively, “Banner”), and (c) Synergy Offshore LLC (“Synergy”, and collectively with Lubbock and Banner, the “Sellers”). Lubbock is beneficially owned by Mr. John A. Weinzierl (our Chairman) and Mr. Wallis T. Marsh, due to their status as Chief Executive Officer and Manager, and Manager, respectively, of Lubbock. Synergy may be deemed to be beneficially owned by Mr. Duane H. King (one of our Directors) and Mr. Lee Hightower due to their status as Chief Executive Officer and Manager and President and Manager, respectively, of Synergy, and as a result of their respective ownership and positions as Managers and Officers of the limited liability company that owns 100% of the membership interests of Synergy.

Also on January 4, 2022, we and each of the Sellers entered into a Nominating and Voting Agreement.

On and effective on September 16, 2022, the Company, each of the Sellers, and King Oil & Gas Company, Inc., which entity is controlled by Duane H. King, its President and one of our directors (“King Oil”), WDM Family Partnership, LP, which entity is controlled by Wallis T. Marsh, its President (“WDM”), and Katla Energy Holdings LLC, which entity is controlled by John A. Weinzierl, its Chief Executive Officer and our Chairman (“Katla Energy”), entered into an Amended and Restated Nominating and Voting Agreement (the “A&R Agreement”). The entry into the A&R Agreement followed the distribution of certain shares of common stock originally issued to the Sellers upon the Closing, including the transfer (a) on July 20, 2022, by Synergy of an aggregate of 6,546,384 shares of common stock of the Company which it held to: King Oil (2,027,399 shares); Katla Energy (1,781,651 shares) and certain other parties; and (b) on July 19, 2022, by Lubbock of 6,568,828 shares of common stock of the Company which it then held to: Katla Energy (3,071,914 shares); WDM (3,071,914 shares) and certain other parties (the “Transfers”).

The A&R Agreement amended and restated the prior Nominating and Voting Agreement to include King Oil, WDM and Katla Energy as voting parties thereunder (each a “Voting Party”) and clarify the Company’s change in domicile from Wyoming to Delaware. The A&R Agreement was entered into to better reflect the original intent of the parties to the Nominating and Voting Agreement, that the voting obligations of the Sellers as set forth therein would also become obligations of any affiliates of the Seller which received shares of common stock in any distribution of shares by any Sellers.

The A&R Agreement provides that each of Lubbock, Synergy and Banner (each a “Nominating Party”) has the right to designate for nomination to the Board two nominees (for so long as such Nominating Party (and its affiliates) beneficially owns at least 15% of the Company’s outstanding common stock) and one nominee (for so long as such Nominating Party (and its affiliates) beneficially owns at least 5% of the Company’s common stock), for appointment at any stockholder meeting or via any consent to action without meeting of the stockholders of the Company. The A&R Agreement also requires the Board to include such nominees in the slate of directors up for appointment at each meeting of stockholders where directors will be appointed, and take other actions to ensure that such persons are elected to the Board by the stockholders of the Company.

The A&R Agreement also provides that for the purposes of calculating the percentage ownership of common stock beneficially held by each Nominating Party, shares of common stock may only be counted once, and may only be deemed beneficially owned by at a maximum, by one Nominating Party and that further, in the event any shares of common stock are beneficially owned (as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Rule 13d-3”) by more than one Nominating Party, such affected Nominating Parties shall apportion beneficial ownership for the purposes of the A&R Agreement equitably, in good faith, and promptly advise the Company and the other Nominating Parties of such agreed allocations.

Additionally, the A&R Agreement provides that, for purposes of the Transfers, the parties agreed that the 4,853,565 shares of common stock distributed by Synergy and Lubbock to Katla Energy (collectively, the “Katla Energy Shares”) would be allocated (a) 36.7% to Synergy; and (b) 63.3% to Lubbock, solely for the purposes of the calculations relating to the A&R Agreement and the determination of Nominating Party status and that in the event that Katla Energy shall thereafter distribute, sell, or transfer, any of the Katla Energy Shares, such remaining shares of common stock held by Katla Energy would continue to be allocated, for the purposes of the A&R Agreement and the determination of Nominating Party status, pursuant to the same allocation; provided that if Katla Energy shall thereafter acquire any additional shares of common stock, such shares shall be apportioned at the time of acquisition equitably by the control persons of Katla Energy to the appropriate Nominating Party, in each case notwithstanding the fact that such Katla Energy Shares, shall consistent with the requirements of Rule 13d-3, be deemed beneficially owned by John A. Weinzierl, its Chief Executive Officer, who has voting and dispositive control over such shares, for the purposes of Rule 13d-3.

Pursuant to the A&R Agreement, if any Nominating Party’s Seller Nominated Party ceases for any reason to serve on the Board, such Seller Nominated Party will be provided the right to appoint another person to the Board, who shall be appointed to the Board pursuant to the power to fill vacancies given to the Board without a stockholder vote, by the Bylaws of the Company.

Notwithstanding the above, no person is required to be included as a nominee for election or appointment to the Board in the event such person is a Disqualified Person. A “Disqualified Person” is a person for whom the Board reasonably determines that the nomination, election or appointment of, or retention of such person on the Board, as applicable, would (a) violate the listing rules of Nasdaq or the rules and regulations of the SEC, (b) due to such person’s past, affiliations or otherwise, negatively affect the reputation of the Company, negatively affect the Company’s ability to complete future transactions, or disqualify the Company from undertaking any offering under applicable securities laws, or (c) violate the fiduciary duties that the Board owes to the Company or its stockholders; provided, however, that if the Board reasonably determines that any person is unfit for service on the Board for the reasons set forth above, then the applicable Nominating Party is entitled to designate an alternative or replacement person.

Further notwithstanding the above, the non-Nominating Party directors and Nominating Party directors are required to be apportioned between ‘independent’ and non-’independent’ directors as required by the rules of Nasdaq such that the Company continues in compliance with applicable Nasdaq rules.

Each Seller Nominated Person is entitled to the same expense reimbursement and advancement, exculpation, indemnification and insurance in connection with his or her role as a director as the other members of the Board, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Seller Nominated Person is a member, if any, in each case to the same extent as the other members of the Board. We also agreed to continue to maintain directors’ and officers’ liability insurance coverage with respect to each Seller Nominated Person’s service on the Board for a period of at least six years after each such Seller Nominated Person’s service on the Board has concluded.

At all times when Lubbock holds at least 5% of the Company’s outstanding common stock and its appointee is John A. Weinzierl, each Seller is required to instruct its appointee on the Board to vote in favor of appointing Mr. Weinzierl as Chairman of the Board.

During the term of the A&R Agreement, each Seller and each Voting Party, agreed to vote all securities of the Company which they hold in any manner as may be necessary to nominate and elect (and, if applicable, maintain in office) as a member of the Company’s Board, each of the Seller Nominated Persons and further to not remove any Seller Nominated Persons, unless such person is a Disqualified Person.

The A&R Agreement continues in effect until the earlier of (a) the date mutually agreed by each of the Sellers; and (b) the date that no Seller owns at least 5% of the outstanding shares of common stock of the Company; subject to certain rights and obligations which survive termination. Once a Seller’s ownership drops below 5% of the Company’s outstanding common stock, it no longer has any right to nominate any person under the A&R Agreement, even if such Seller’s ownership increases above 5% of the Company’s common stock in the future. Each Voting Party ceases to be bound by the terms of the A&R Agreement at such time as the Voting Party no longer holds any shares of common stock of the Company.

The foregoing description of the A&R Agreement is only a summary and is not complete, and is qualified in its entirety by reference to the full A&R Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Nominating and Voting Agreement dated September 1, 2022, by and between U.S. Energy Corp., Banner Oil & Gas, LLC, Woodford Petroleum, LLC, Llano Energy LLC, Lubbock Energy Partners LLC, Synergy Offshore LLC, King Oil & Gas Company, Inc., WDM Family Partnership, LP, and Katla Energy Holdings LLC
107	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	September 16, 2022